                                                                       EXHIBIT B

                          FIBERNET TELECOM GROUP, INC.

                           FIRST AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                November 11, 2002

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
I.    Covenants........................................................................................1

      A.       Negative Covenants with Other Holders of Common Stock...................................1

II.   Voting...........................................................................................1

      A.       Election of Directors...................................................................1

III.  Miscellaneous....................................................................................2

      A.       Legends.................................................................................2
      B.       Termination of Covenants................................................................3
      C.       Attendance at Meetings..................................................................3
      D.       Further Assurances......................................................................4
      E.       Proxies.................................................................................4
      F.       Entire Agreement........................................................................4
      G.       Recapitalizations, Etc..................................................................4
      H.       Successors and Assigns..................................................................4
      I.       Amendments and Waivers..................................................................5
      J.       Notices.................................................................................5
      K.       Severability............................................................................5
      L.       Specific Performance; Delays or Omissions; Remedies Cumulative..........................5
      M.       Attorney's Fees.........................................................................6
      N.       Governing Law...........................................................................6
      O.       Counterparts............................................................................6
      P.       Titles and Subtitles....................................................................6

                          FIBERNET TELECOM GROUP, INC.
                           FIRST AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                  This First Amended and Restated Stockholders Agreement (this "Agreement") is made as of November 11, 2002, between FiberNet Telecom Group, Inc., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor".

                                    RECITALS

                  Pursuant to a Purchase Agreement among the Company and the Investors dated October 30, 2002 (the "Old Purchase Agreement"), certain Investors purchased from the Company, and the Company sold to the Investors, upon the terms and subject to the conditions set forth therein, shares of the Common Stock, par value $0.001 per share, and warrants of the Company to purchase shares of Common Stock;

                  The Company and the Investors have entered into a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company's Common Stock and warrants to purchase an additional amount of such shares (the "Warrant"). A condition to the Investors' obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights with respect to the Company's Common Stock. The Company desires to induce the Investors to purchase shares of Common Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                                    AGREEMENT

                  The parties agree as follows:

I.        COVENANTS

          A. Negative Covenants with Other Holders of Common Stock. The Company shall not enter into any agreement with an existing or future investor acquiring shares of the Company's Common Stock in connection with such investor's investment that has the effect of establishing any material rights or otherwise providing any material benefits for such investor that have not been received by the Investors under this Agreement, the Purchase Agreement, and the First Amended and Restated Investors Rights Agreement entered into concurrently herewith, unless, in any such case, each Investor has been offered the opportunity to receive, for no additional consideration, such rights and the benefits of such agreement.

II.       VOTING

          A. Election of Directors. At any annual or special shareholders meeting, and whenever the shareholders of the Company act by written consent with respect to election of directors, each Investor agrees to vote or otherwise give such Investor's consent in respect of all shares of the Company's Common Stock acquired by such Investor pursuant to the Purchase Agreement or Old Purchase Agreement or upon any exercise of warrants issued pursuant to the Purchase Agreement or Old Purchase Agreement, and the Company shall take all necessary and desirable actions within its control, in order to cause:

                  1. the election to the Board of two Independent Individuals (as defined below) approved by Investors holding shares of the Company's capital stock entitled to cast a majority of the total number of votes entitled to be cast by all Investors in the election of directors to the Company's Board of Directors (the "Majority Investors");

                  2. the authorized number of directors of the Board as set forth in the Company's Certificate of Incorporation or other similar document (in each case, as amended, amended and restated or otherwise modified from time to time) of the Company and/or the Bylaws of the Company to remain at six or such other number as the Majority Investors may specify from time to time in a notice delivered to the Company and the other Investors;

                  3. the removal from the Board (with or without cause) of any director approved hereunder by the Majority Investors, upon the written request of the Majority Investors for the removal of such director, but only upon such written request; provided, however, that the removal of any director for cause or otherwise shall not prejudice the right of the Majority Investors to nominate pursuant to this Agreement a substitute director to fill the vacancy created by such removal; and

                  4. upon any vacancy in the Board as a result of any individual approved as provided in clause (1) above ceasing to be a member of the Board, whether by resignation, removal or otherwise, the election to the Board of an individual approved by the Majority Investors.

                  For purposes of this Agreement, an "Independent Individual" shall mean any natural person who upon election to the Board will be an "independent director" within the meaning of the rules and regulations of the primary national securities exchange or automated quotation system on which shares of the Company's Common Stock are traded.

III.      MISCELLANEOUS.

          A. Legends. Each certificate representing shares of Common Stock held by an Investor or any subsequent holder of such shares to which rights under this Agreement are transferred pursuant to the terms of Section III.H shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO

AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

                  The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the legend set forth above from any such certificate and will place or cause to be placed such legend on any new certificate issued to represent shares of Common Stock held by the Investors and such transferees theretofore represented by a certificate carrying such legend. At any time after the termination of the Company's and the Investors' obligations under Section II of this Agreement pursuant to the terms of Section III.B and in connection with any transfer of the shares evidenced by a certificate legended pursuant to this Section III.A, any holder of a stock certificate so legended may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without such legend.

          B. Termination of Covenants. All covenants of the Company and the Investors contained in Section I and Section II of this Agreement shall expire and terminate upon the earliest of,

                  1. the closing of a Qualified Public Offering (as defined in the Investor's Rights Agreement, dated the date hereof, between the Company and the Investors), or

                  2. (i) the sale, lease or other disposition of all or substantially all of the assets of the Company or (ii) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or (iii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company (a "Change in Control"), or

                  3. the date upon which the aggregate securities of the Company then held by the Investors that are a party to this Agreement on the date hereof comprise less than 30% of the Company's Common Stock outstanding on a fully-diluted basis.

          C. Attendance at Meetings. Each of the Investors agrees to be present, either in person or by proxy, at all meetings of shareholders of the Company at which one or more members of the Board are to be elected, so that all shares held by such Investor may be voted for the election of the directors as set forth herein; provided, that the Company shall have given notice of such meeting to each Investor not less than 10 days prior to the date of such meeting (unless waived in writing by such person). Each Investor may abstain from voting at all such meetings with respect to any matter except for the election of directors.

          D. Further Assurances. The Company agrees to take all actions required to ensure that the rights given to the parties hereunder are effective and that they enjoy the benefits thereof. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be appropriate in order to protect the rights of the parties hereunder against impairment.

          E. Proxies. Each Investor hereby grants to each other Investor an irrevocable proxy (a "Proxy") with respect to the voting of the shares of capital stock of the Company owned or controlled by such Investor in accordance with this Agreement. The Proxy granted by each Investor to each other Investor is exercisable by any Investor at any time or from time to time, commencing with the breach by any Investor granting the Proxy of its obligation to vote its shares of capital stock in accordance with this the Agreement. Each Proxy shall expire upon the termination of the Company's and the Investors' obligations under Section II of this Agreement pursuant to the terms of Section III.B. Each Investor agrees that each Proxy granted hereby is coupled with an interest.

          F. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

          G. Recapitalizations, Etc. The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital stock of the Company or any capital stock, partnership or member units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

          H. Successors and Assigns. Except as provided below, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Common Stock or Warrants). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  The rights of an Investor under Sections I and II of this Agreement may be assigned to any Permitted Transferee (as defined below) or to any transferee or assignee in connection with the transfer or assignment of at least 40% of such Investor's Common Stock (on a fully diluted basis); provided, that (a) such transfer may otherwise be effected in accordance with applicable securities laws and other restrictions on transfer applicable to such shares,
(b) notice of such assignment is given to the Company and (c) such transferee or assignee agrees to be bound by all provisions of this Agreement. For purposes of this Agreement, a "Permitted Transferee" shall mean (i) in the case of an Investor who is an individual, such person's ancestors, descendants or spouse, or any custodian or trustee for the account of such person (or for the account of such person's ancestors, descendants or spouse), (ii) in the case of an Investor which is a partnership or limited liability company, any constituent partner or member of such entity, (iii) in the case of an Investor which is a corporation, any parent corporation or wholly-owned subsidiary corporation or any officer, director or 10% stockholder of such corporation, and (iv) any other Investor.

          I. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and Investors holding at least 75% of the shares of Common Stock (on a fully-diluted basis) issued pursuant to the Purchase Agreement and then held by all Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor. Notwithstanding the foregoing, if in any particular instance a party's obligations or rights under this Agreement are adversely affected thereby in a disproportionately adverse manner from that in which other parties are affected by application of this Section, the consent of such party shall also be required in such instance.

          J. Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or confirmed fax, or if mailed to a domestic address, 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.

          K. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          L. Specific Performance; Delays or Omissions; Remedies Cumulative. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable without the requirement for the posting of a bond. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

                  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          M. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          N. Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

          O. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          P. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [Signature Page Follows]

                  The parties have executed this Stockholders Agreement as of the date first above written.

COMPANY:

FIBERNET TELECOM GROUP, INC.

By:
   ----------------------
Name:
Title:

INVESTORS:

DEUTSCHE BANK AG NEW YORK BRANCH


By:
   ---------------------------------
Name:
Title:


By:
   ---------------------------------
Name:
Title:

WACHOVIA INVESTORS, INC.


By:
   ---------------------------------
Name:
Title:

BANK ONE, N.A.


By:
   ---------------------------------
Name:
Title:

IBM CREDIT CORPORATION


By:
   ---------------------------------
Name:
Title:


TORONTO DOMINION (TEXAS), INC.


By:
   ---------------------------------
Name:
Title:

                                    EXHIBIT A

          NAME OF INVESTOR                                 ADDRESS
          --------------------------------        ------------------------------
          Deutsche Bank AG New York Branch        Deutsche Bank AG New York
                                                  Branch
                                                  31 West 52nd Street
                                                  New York, New York 10019
                                                  Attention: Alexander Richarz
                                                  Telecopy: (646) 324-7455

          Wachovia Investors, Inc.                Wachovia Investors, Inc.
                                                  301 S. College St.,
                                                  TW5 NC0537,
                                                  Charlotte, NC 28288
                                                  Attention: Matthew Berk
                                                  Telecopy: (704) 383-9831

          Bank One, N.A.                          FNBC Leasing Corporation
                                                  55 West Monroe, 17th floor
                                                  Mail Code IL1-0502
                                                  Chicago IL 60670-0502

          IBM Credit Corporation                  IBM Credit Corporation
                                                  North Castle Drive
                                                  Armonk, NY 10504
                                                  Attn: Manager, Special
                                                  Handling

          Toronto Dominion (Texas), Inc.          Toronto Dominion (Texas), Inc.
                                                  909 Fannin, Suite 1700
                                                  Houston, Texas 77010
                                                  Attn : Jano Nixon, Vice
                                                  President